UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
____________________

FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2017
________________________
Libbey Inc.
(Exact name of registrant as specified in its charter)
________________________

Delaware	1-12084	34-1559357
(State of incorporation)	(Commission File Number)	(IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (419) 325-2100
________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The information in this Item is furnished to, but not filed with, the Securities and Exchange Commission solely under Item 5.07 of Form 8-K, "Submission of Matters to a Vote of Security Holders."

The Annual Meeting of the Shareholders of the Company was held on May 17, 2017. The following are the final voting results on proposals considered and voted upon by shareholders, all of which are described in more detail in the Company's definitive proxy statement for the Annual Meeting filed April 4, 2017.

1.	The following individuals were elected to serve as directors for a three year term. The voting results were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
William A. Foley	17,385,935	517,367	2,304,705
Deborah G. Miller	16,723,126	1,180,176	2,304,705
Steve Nave	17,560,429	342,873	2,304,705

2.	The non-binding advisory resolution on the Company's 2016 executive compensation was approved. The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
16,409,617	1,446,056	47,629	2,304,705

3.	A non-binding advisory vote was held with respect to the frequency of future say-on-pay votes. The voting results were as follows:

1 year	2 years	3 years	Votes Abstained	Broker Non-Votes
15,366,942	34,631	2,428,846	72,883	2,304,705

In light of these results, the Company will continue its current practice of holding a non-binding advisory say-on-pay vote every year, until such time as our Board of Directors establishes a different frequency.

4.	Deloitte & Touche LLP was ratified as the Company's independent auditors for the fiscal year ending December 31, 2017. The voting results were as follows:

Votes For	Votes Against	Votes Abstained
19,432,247	88,178	687,582

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Libbey Inc. Registrant
Date: May 19, 2017	By:	/s/ Susan Allene Kovach
Susan Allene Kovach
Vice President, General Counsel & Secretary